Exhibit 99.1

Nektar Announces New Organizational Structure and Spending Reduction

Initiatives to Solidify the Company’s Leadership Position

In PEGylation and Pulmonary Drug Development

San Carlos, CA, May 23, 2007 – Nektar Therapeutics (Nasdaq: NKTR) announced today new initiatives to solidify its leadership position in the development of PEGylated and pulmonary technology-based therapeutics. To effectively leverage the company’s talent, drug development expertise, and resources, Nektar has put into place a new organizational structure and has significantly reduced its ongoing spending. These initiatives allow the company to accelerate the development of its proprietary pipeline, and improve innovation, focus, and accountability across the enterprise.

“During the past several months, we have enacted change at Nektar that prioritizes strong management, timely decision-making and efficient use of resources,” said Howard W. Robin, Chief Executive Officer and President of the company. “Today’s actions greatly strengthen our ability to build a world-class therapeutics company.”

The company announced that Hoyoung Huh M.D., Ph.D. is promoted to Chief Operating Officer and Head of the PEGylation Business Unit. Recently, Nevan Elam was promoted to serve as the Head of the company’s Pulmonary Business Unit. In addition, Michael Simms is promoted to Senior Vice President of Operations, replacing Truc Lee, who is leaving the company. Management also announced that Chief Financial Officer Louis Drapeau is retiring and will leave the company in the coming months.

In order to ensure financial stability, allowing the company to grow its robust pipeline, Nektar has reduced its ongoing annual spending by approximately $65 million. This amount is comprised of reductions of $21 million from general and administrative costs, $23 million from non-cost-of-goods operations, $16 million from research and development, and $5 million from capital spending. The company anticipates that approximately $27 million of this annual spending reduction will be realized in 2007.

Nektar is making excellent progress developing its proprietary pipeline. The company plans to complete a pivotal Phase 2b clinical trial of NKTR-061 (inhaled amikacin) to treat hospital-acquired gram-negative pneumonia by year end. Additionally, the company plans to initiate Phase 2 clinical trials by the end of the year in its two leading PEGylated small molecule programs, NKTR-102 (PEGylated-

irinotecan) for solid tumors and NKTR-118 (PEGylated-naloxol) for opioid-induced constipation.

“Nektar’s future is now more secure than ever,” Robin said. “We streamlined our management structure. We significantly reduced our spending rate. And we have three products with breakthrough potential from our proprietary pipeline now squarely at the center of our commercial strategy.”

The company will host a conference call tomorrow morning for analysts and investors beginning at 6:00 a.m. PT/9:00 a.m. ET. This conference call will be available via live audio Webcast and can be accessed through a link that is posted on the Investor Relations section of the Nektar website, www.nektar.com. The Webcast of the conference call will be available for replay through June 1, 2007.

Conference call Information

Dial-in: In the U.S. 866 831 6272; International +1 617 213 8859

Participant code: 69063313

ABOUT NEKTAR

Nektar Therapeutics is a biopharmaceutical company that develops and enables differentiated therapeutics with its industry-leading PEGylation and pulmonary drug development platforms. Nektar PEGylation and pulmonary technology, expertise, and manufacturing capabilities have enabled nine approved products for partners, which include the leading pharmaceutical and biotechnology companies. Nektar also develops its own products by applying its PEGylation and pulmonary technology platforms to existing medicines with the objective to enhance performance, such as improving efficacy, safety and compliance.

This press release contains forward-looking statements regarding management’s plans and expectations for reduced annual spending, new management structure, corporate objectives and technology platforms. These forward-looking statements involve risks and uncertainties, including but not limited to: (i) preclinical testing and clinical trials for the company’s proprietary product candidates are long, expensive and uncertain processes, (ii) because the NKTR-061, NKTR-102 and NKTR-118 product development programs are in the early phases of clinical development, the risk of failure is high and can occur at any stage of development, (iii) the company’s ability to obtain regulatory approval of NKTR-102, NKTR-118 and NKTR-061, (iv) there can be no assurance that the company’s patent applications for NKTR-102, NKTR-118 and NKTR-061 will issue; patents that have issued will be enforceable; or that intellectual property licenses from third parties may not be required in the future, (v) if the company fails to achieve its objective of establishing significant strategic partnerships on commercially favorable terms (our at all), then the company’s results of operation and financial condition may be adversely impacted and (vi) the company’s ability to execute its planned spending reductions. Other important risks and uncertainties are detailed in the company’s reports and other filings with the SEC; including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Actual results could differ materially from the forward-looking statements contained in this press release. The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

SOURCE: Nektar Therapeutics

Nektar Contacts:

Tim Warner (650) 283-4915 or twarner@nektar.com

Stephan Herrera (415) 488-7699 or sherrera@nektar.com

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